Exhibit 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

BIGBAND NETWORKS, INC.

WARRANT TO PURCHASE

CLASS B NONVOTING COMMON STOCK

Warrant No. 1	June 29, 2004

THIS CERTIFIES THAT, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, or its registered assigns (the “Holder”), having a mailing address at 13625 Technology Drive, Eden Prairie, MN 55344, is entitled to subscribe for and purchase from BIGBAND NETWORKS, INC., a Delaware corporation (the “Company”), at any time during that period commencing on the date hereof (the “Date of Grant”), and ending at 4:00 p.m., California time, on the Exercise Date (as hereinafter defined), One Million Six Hundred Three Thousand and Two Hundred Ninety-eight (1,603,298) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Class B nonvoting common stock, par value $0.001 per share (the “Class B Common Stock”), at the purchase price of $1.0915 (the “Exercise Price”). The number of Warrant Shares to be received upon the exercise of this Warrant to Purchase Class B Nonvoting Common Stock (the “Warrant”), and the per share Exercise Price to be paid for such Warrant Shares, may be adjusted from time to time as hereinafter set forth.

This Warrant has been issued in connection with the issuance of Advances pursuant to the terms of that certain Credit and Security Agreement, dated as of June 29, 2004, between the Company and ADC Telecommunications, Inc. (the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

This Warrant is subject to the following provisions, terms and conditions:

1. Method of Exercise. At the option of the Holder, the Holder may exercise the Warrant by using either of the following methods:

(a) Payment of Exercise Price in Cash. The Holder may exercise its right to purchase the Warrant Shares or any permitted portion thereof, by surrendering this Warrant with the form of notice attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer to an account of the Company, or by check payable to the order of the Company, of the aggregate Exercise Price payable in respect of the shares of the Class B Common Stock being purchased.

(b) Redemption By Net Exercise Price. The Holder may elect to receive, without the payment by the Holder of any additional consideration, the Warrant Shares or any portion hereof by the surrender of this Warrant or such portion to the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)

    A

where    X = the number of shares to be issued to the Holder pursuant to this Section l(b).

Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section l(b).

A = the fair market value (“FMV”) of one share of Class B Common Stock, as determined below, as at the time the net issue election is made pursuant to this Section l(b).

B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section l(b).

For the purposes of this Section l(b), FMV shall be determined at the time of exercise and shall mean (a) the mean between the reported high and low sale prices of the Class B Common Stock over the five trading days immediately preceding the determination date if the Class B Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; or (b) if the Class B Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price over the five trading days immediately preceding the determination date as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Class B Common Stock is not so listed or reported, a fair value as determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, no shares of Class B Common Stock shall be issuable upon exercise of this Warrant in accordance with the foregoing in the event that the FMV is less than the Exercise Price.

(c) Partial Exercise under Sections l(a) and l(b). If any amount less than the remaining Warrant Shares is purchased or redeemed pursuant to Section l(a)(l) or Section l(a)(2), respectively, the Company shall, upon such exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of Warrant Shares remaining and not yet so purchased or redeemed. As soon as practicable after the exercise of this Warrant and payment of the requisite Exercise Price or redemption by net exercise price, the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the number of Warrant Shares purchased upon exercise.

2. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) five (5) years after the Date of Grant or (ii) three (3) years after the closing of the Company’s initial public offering of its common stock (“IPO”) effected pursuant to a Registration Statement on Form S-l (or its successor) filed under the Securities Act of 1933, as amended (the “Act”) (such date being referred to as the “Exercise Date”). Upon request of the Company, the holder of this Warrant agrees that in the event of a consolidation, merger or reorganization of the Corporation with or into, or a sale of all or substantially all of the Corporation’s assets, or substantially all of the Corporation’s issued and outstanding share capital, to any other corporation, or any other entity or person, other than a sale of all or substantially all of the Corporation’s assets to or a merger with a wholly-owned subsidiary of the Corporation, that either (y) the holder of this Warrant will exercise the purchase right under this Warrant (including, without limitation, by way of net issuance as provided in Section l(b) and such exercise will be deemed effective upon completion of such sale or merger or (z) if the holder of this Warrant elects not to exercise the Warrant, this Warrant will expire upon completion of such sale or merger. The Company shall provide the Holder of this Warrant not less than 20 days’ prior written notice of the Company’s request that the holder exercise its purchase right hereunder in accordance with the provisions of Section 8.

3. Legend. The Company may require that any certificate or certificates representing ownership in the Warrant Shares issued hereunder contain on the face thereof a legend substantially as follows:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE VOTING, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY’S CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

4. Stock Fully Paid: Reservation of the Warrant Shares. The Company covenants and agrees that this Warrant has been authorized by all necessary corporate action, that all of the Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all liens. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, it shall reserve at least the number of shares of Class B Common Stock entitled to be purchased by the Holder upon exercise of the purchase rights evidenced by this Warrant. If a replacement warrant is issued to the Holder, the Company covenants and agrees, that during the period within which the rights represented by the replacement warrant may be exercised, it shall reserve at least the number of shares of Class B Common Stock entitled to be purchased by the Holder upon exercise of the purchase rights evidenced by the replacement warrant.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

6. Negotiability and Transfer. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

(a) Title to this Warrant may be transferred in whole or in part only by endorsement (by the Holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary; and

(c) This Warrant may be sold or transferred only to an affiliate of the Holder provided that (i) such assignee is an accredited investor within the meaning of the Act, (ii) the Holder has given prior written notice to the Company, and (iii) the Company is provided with an opinion of counsel reasonably acceptable to the Company as to the exempt status of the assignment under federal and applicable state securities laws.

7. Adjustment of the Exercise Price and Number of the Class B Common Stock. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows.

(a) Reclassification. In case of any reclassification or other change to the terms of the Class B Common Stock issuable upon the exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination), the Company, as the case may be, shall execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder) providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of the shares of the Class B Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification had the Warrant been exercised immediately prior to such event. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6 to pursue the economic benefit intended to be conferred upon the Holder by this Warrant. The provisions of this Section 6(a) shall similarly apply to any successive reclassification.

(b) Subdivisions or Combination of Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Class B Common Stock or in the event of any dividend payable on the Class B Common Stock in shares of Class B Common Stock, the number of shares of Class B Common Stock issuable upon exercise hereof shall be proportionately adjusted and the Exercise Price shall be increased or decreased, as the case may be, so that the aggregate Exercise Price of this Warrant shall at all times remain unchanged.

(c) Dividends. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend in cash or securities to the holders of the Class B Common Stock, then upon the exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such dividend as if the Class B Common Stock purchased upon exercise hereof by such Holder had been purchased and outstanding on the record date fixed for the determination of the holders of the Class B Common Stock entitled to receive such dividend.

(d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder as the holder of this Warrant against impairment.

(e) Notices of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all of substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder, as the holder of the Warrant, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f) Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

8. Adjustment Upon Mandatory Conversion. In the event that the shares of Class B Common Stock issuable to the holder hereof upon exercise of this Warrant would have been subject to a Mandatory Conversion in connection with an IPO, as set forth in ARTICLE IV Section A(5) of the Charter, if such shares of Class B Common Stock had been held by the holder hereof at the time of such Mandatory Conversion, then, in such event, this Warrant shall become exercisable for such shares of Class A Common Stock of the Company as the holder hereof would have received if such holder had exercised this Warrant prior to such Mandatory Conversion.

9. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail to the Company’s principal office, or such other address as may have been furnished to the holder in writing by the Company.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and delivery a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant; provided, however, if any Warrant of which the original holder, its nominee, or any of its partners or affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder’s unsecured written agreement to indemnify the Company.

11. Miscellaneous.

(a) The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the “Holder of” include the immediate holders of shares purchased on the exercise of this Warrant, and this word “Holder” shall include the plural thereof.

(b) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Signature page follows.]

IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned, as of the year and day first written above.

BIGBAND NETWORKS, INC.

By:	/s/ Amir Bassan-Eskenazi
Its:	Amir Bassan-Eskenazi
President and CEO

HOLDER

By:
Its:

[Signature Page to Warrant]

IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned, as of the year and day first written above.

BIGBAND NETWORKS, INC.

By:
Its:

HOLDER

By:	/s/ G. Hemmady
Its:	VP & CFO

[Signature Page to Warrant]

SUBSCRIPTION FORM

To:	BIGBAND NETWORKS, INC. (the “Company”)

1.	The undersigned hereby:

☐—	elects to purchase shares of Class B Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section l(b) of the attached Warrant with respect to shares of Class B Common Stock.

2.	Please issue a certificate or certificates representing shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.	The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (“Assignee”) the undersigned’s entire right, title and interest in and to the Warrant to Purchase                      shares of the Class B Nonvoting Common Stock of BIGBAND NETWORKS, INC. (the “Company”), and hereby irrevocably appoints                                          as attorney-in-fact to transfer such Warrant on the books of the Company.

Dated:

Signature of Assignor

By:
Its:

The Assignee represents that it is an affiliate of ADC Telecommunications, inc., and that this Warrant and the shares issuable upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares issuable upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
Signature of Assignee